Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 20, 2015 relating to the financial statements of ViewRay Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph relating to ViewRay Incorporated’s ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

February 20, 2015